Exhibit 99.1

Tron Inc. Super Representative Node Rises to Number 1 Rank on TRON Network

Winter Park, Florida – October 21, 2026 – Tron Inc. (Nasdaq: TRON), the largest publicly traded holder of TRON (TRX) tokens, today provided an update on its TRON network integration initiatives.

Strong community support in token delegation has elevated the company’s Super Representative (SR) node to No. 1 in the current rankings, with approximately 3.71 billion delegated TRX tokens as of October 21, 2026, underscoring rapid growth since its official SR election earlier this month.

To further broaden recurring on-chain revenues and deepen its integration with the Tron Network infrastructure, Tron Inc. intends to operate multiple nodes leveraging its proven technical framework.

These steps come as the TRON network experiences rapid growth in stablecoin activity, now hosting over $94 billion or more than 50% of global USDT stablecoin circulation and reinforcing its position as the leading settlement protocol for on-chain payments.

“Our rising SR rank reflects a strong vote of confidence by the Tron community that positions us to increase participation in the TRON ecosystem and expand revenue streams through further infrastructure integration,” said Rich Miller, Tron Inc. CEO.

About Tron Inc.

Tron Inc. is a publicly traded company pioneering integrated treasury strategies. As the public company with the largest TRON (TRX) tokens holdings, Tron Inc. is committed to transparency, and the adoption of decentralized finance for long-term value creation. In addition, through its wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts SeaWorld, Six Flags and other attractions.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue,” “seek,” “commit” or other similar expressions. These statements include, but are not limited to, statements regarding the Company’s intention to operate multiple nodes, its ability to maintain or improve its SR ranking, the expansion of recurring on-chain revenues, the Company’s continued expansion into DAT treasury holdings and long-term vision to build shareholder value through innovation and strategic leadership. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

For additional details, follow on X:

https://x.com/TRON_INC

Investor Relations Contact:

Tron Inc.

t.network

(407) 230-8100